UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2006

ARCH CHEMICALS, INC.
(Exact name of registrant as specified in its charter)

Virginia	1-14601	06-1526315
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 Merritt 7, Norwalk, CT	06851
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (203) 229-2900

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On February 9, 2006, the registrant released the results of operations and financial condition for the three months and twelve months ended December 31, 2005. Attached as Exhibit 99, and incorporated herein by reference, is a copy of the registrant's earnings press release dated February 9, 2006.

Included in Exhibit 99 are references to the Company’s income and earnings per share from continuing operations before cumulative effect of accounting change, which in some cases as noted in such Exhibit, exclude the effects of the impairment and other (gains) and losses recorded during the applicable periods of 2005. The Company believes that this non-GAAP financial measure provides comparative information to the original earnings guidance that was provided by the Company throughout the year and therefore is useful to the investment community. A reconciliation of this non-GAAP financial measure to what the Company believes is the most directly comparable U.S. GAAP financial measure is provided in such Exhibit.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

99.	Press Release, dated February 9, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

 Date: February 9, 2006

ARCH CHEMICALS, INC.

By:	/s/ Louis S. Massimo
Name: Louis S. Massimo
Title: Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.	Press Release, dated February 9, 2006.